SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LONGS DRUG STORES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Executive Offices

141 North Civic Drive

Walnut Creek, California 94596

NOTICE OF THE

2006 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Longs Drug Stores Corporation will be held at the Shadelands Arts Center, 111 North Wiget Lane (at Ygnacio Valley Road), Walnut Creek, California, on Tuesday, May 23, 2006 at 11:00 a.m., Pacific Daylight Time, for purposes of:

•	electing four directors;

•	ratifying our retention of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 25, 2007;

•	adopting amendments to our Articles of Restatement and our Amended Bylaws to provide for the annual election of all of our directors and the elimination of a supermajority vote requirement for reinstating a classified board; and

•	transacting such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on Friday, March 10, 2006 will be entitled to vote at the meeting and any adjournment or postponement of the meeting.

If you are unable to be present, you can vote your shares by either telephone or the Internet or by signing the enclosed proxy card and returning it in the enclosed postage paid envelope.

Walnut Creek, California March 17, 2006	By Order of the Board of Directors,

WILLIAM J. RAINEY
Secretary

WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN

PROMPTLY THE ACCOMPANYING PROXY CARD

OR TO VOTE OVER THE INTERNET OR BY TELEPHONE.

Executive Offices

141 North Civic Drive

Walnut Creek, California 94596

PROXY STATEMENT

About the Annual Meeting

As one of our stockholders, you are being asked to vote on the following matters: (1) the election of four directors; (2) the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending January 25, 2007; and (3) the adoption of amendments to our Articles of Restatement and our Amended Bylaws to provide for the annual election of all of our directors and the elimination of a supermajority vote requirement for reinstating a classified board. Your proxy is being solicited on behalf of our board of directors. The approximate date on which this proxy statement and form of proxy are first being sent or given to our stockholders is March 17, 2006. Longs Drug Stores Corporation operates primarily through Longs Drug Stores California, Inc., a wholly-owned subsidiary. References to “we,” “us,” “our” or our “company” in this proxy statement include, as appropriate, Longs Drug Stores Corporation and its subsidiaries.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on March 10, 2006 will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. Each share is entitled to one vote on matters to be acted upon at the annual meeting. As of March 10, 2006, we had 37,596,058 shares of common stock outstanding.

How do I vote my shares at the annual meeting?

If you are a “record” stockholder of our common stock (that is, if you hold common stock in your own name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services), you may complete and sign the accompanying proxy card and return it to us or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 10:00 a.m., Pacific Daylight Time, on May 22, 2006.

“Street name” stockholders of our common stock (that is, stockholders who hold our common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on that form.

If you are a participant in our Employee Savings and Profit Sharing Plan, you will receive a proxy card for all shares that you own through this plan. The proxy card will serve as a voting instruction card for the trustees or administrators of the plan. If you own shares through the plan and do not vote, the plan trustees will vote your plan shares in the same proportion as shares for which instructions were received under the plan.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	FOR the directors’ proposal to elect the nominated directors, as set forth on page 4 of this proxy statement;

•	FOR the directors’ proposal to ratify the retention of our independent registered public accounting firm, as set forth on page 6 of this proxy statement; and

•	FOR the directors’ proposal to adopt amendments to our Articles of Restatement and our Amended Bylaws to provide for the annual election of all of our directors and to eliminate the supermajority vote requirement for reinstating a classified board, as set forth on page 6 of this proxy statement.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion in the best interests of our company and our stockholders. As of the date of this proxy statement, our board of directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the annual meeting.

Can I change my vote after I return my proxy card or after I vote electronically or by telephone?

You may revoke your proxy at any time before its exercise by filing with our corporate secretary a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

What constitutes a quorum for purposes of the annual meeting?

The inspector of elections will tabulate votes cast by proxy or in person at the annual meeting. The inspector of elections will also determine whether or not a quorum is present. In general, Maryland law provides that the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum at the annual meeting for the election of directors and for the other proposals. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What vote is required to approve each item?

Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote on the proposal. Broker non-votes will not be counted as shares voted on such proposal and will not affect the voting on such proposal. Abstentions will have the same effect as a vote against this proposal. The affirmative vote of not less than two-thirds of all outstanding shares of common stock is required to approve the amendment to our Articles of Restatement to provide for the annual election of all of our directors and to eliminate the supermajority vote requirement for reinstating a classified board. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal. Any proxy that is returned using the form of proxy enclosed, which is not marked as to a particular item, will be voted for the election of the director nominees, for the ratification of the retention of the designated independent registered public accounting firm and, as the proxy holders deem advisable, on other matters that may come before the annual meeting.

What information do I need to attend the annual meeting?

You will need an admission ticket to attend the annual meeting. If you are a record stockholder who received a paper copy of this proxy statement, an admission ticket is included with the mailing and is attached to the proxy card. If you are a street name stockholder or otherwise did not receive an admission ticket, you can bring proof of stock ownership, such as a bank or brokerage account statement or a statement indicating your holdings in our Employee Savings and Profit Sharing Plan, to the annual meeting. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a Longs stockholder.

Who will bear the expense of soliciting proxies?

The entire cost of solicitation of proxies will be borne by us. We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other stockholders for an anticipated fee of approximately $5,500, plus reasonable out-of-pocket costs and expenses. Our directors, officers and regular employees may solicit proxies by mail, electronic mail, telephone or personal interview without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Is there any other information that I should know about?

Stockholder Proposals

Under the rules of the Securities and Exchange Commission, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement for the 2007 annual meeting of stockholders, such proposal must be received at our executive offices at 141 North Civic Drive, Post Office Box 5222, Walnut Creek, California 94596-1222, Attention: Corporate Secretary, no later than the close of business on November 17, 2006. In addition, our bylaws provide for the timing and content of notice which stockholders must provide to our corporate secretary for the nomination of directors or other proposals to be properly presented at a stockholders meeting. Pursuant to these provisions, notice of any such nomination or proposal must be received by us not less than 90 days prior to the date of the meeting.

Financial Statements

We are mailing our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended January 26, 2006, to all stockholders concurrently with the mailing of this proxy statement. A copy of our Form 10-K for such fiscal year (as well as a copy of our Code of Business Conduct and Ethics) may be obtained without charge on our website at www.longs.com or by writing to Longs Drug Stores Corporation, Attention: Corporate Secretary, 141 North Civic Drive, Walnut Creek, California 94596-3858.

I. PROPOSALS

Proposal 1.

Election of Directors

Our board of directors currently consists of ten members, divided into three classes. We are nominating at this annual meeting Warren F. Bryant, Lisa M. Harper, Mary S. Metz, Ph.D. and Anthony G. Wagner. Therefore, you will be asked to elect four directors. If elected, the terms of Messrs. Bryant and Wagner and Dr. Metz will expire at our 2009 annual meeting of stockholders, and the term of Ms. Harper will expire at our 2007 annual meeting of stockholders. Our six directors not up for election will continue to serve as set forth below.

The proxy holders will vote the proxies received by them for the following four nominees for the terms set forth below and until their successors are duly elected and qualified, unless authorization to vote for election of directors has been withheld. The four nominees receiving the greatest number of votes will be elected as our directors. Warren F. Bryant, Lisa M. Harper, Mary S. Metz, Ph.D. and Anthony G. Wagner have each consented to being named as a nominee and to serve, if elected. In the event that any nominee is unable to serve, the proxy holders will vote the proxies for another person designated by our board of directors.

Information with Respect to Nominees and Continuing Directors

The following table sets forth, as of March 10, 2006, information as to persons who serve as our directors.

Name	Age	Position	Term Expires
Warren F. Bryant	60	Chairman, President and CEO	2006
Donald L. Sorby, Ph.D.	72	Lead Director	2007
Leroy T. Barnes, Jr.	54	Director	2008
Murray H. Dashe	63	Director	2008
Lisa M. Harper	46	Director	2007
Robert M. Long	67	Director	2007
Mary S. Metz, Ph.D.	68	Director	2006
Harold R. Somerset	70	Director	2007
Donna A. Tanoue	51	Director	2008
Anthony G. Wagner	63	Director	2006

Nominees for Reelection at this Annual Meeting (Terms to Expire 2009)

Warren F. Bryant, 60, has been our President and Chief Executive Officer since 2002 and our Chairman of the Board since 2003. He was Senior Vice President of The Kroger Co., a retail grocery chain, from 1999 to 2002. Prior to that, from 1996 to 1999, he was President and Chief Executive Officer of Dillon Companies, Inc., a retail grocery chain and subsidiary of The Kroger Co. He is a director of OfficeMax Incorporated. He has been one of our directors since 2002.

Mary S. Metz, Ph.D., 68, served as President of S.H. Cowell Foundation, a California non-profit public benefit corporation, from 1999 to 2005. She was Dean of U.C. Berkeley Extension from 1991 to 1998. Dr. Metz is a director of PG&E Corporation, UnionBanCal Corporation and AT&T Corporation. Dr. Metz chairs the Governance and Nominating Committee and is a member of the Audit and Finance Committee. She has been one of our directors since 1991.

Anthony G. Wagner, 63, has been a Vice President of Kaiser Foundation Health Plan, Inc. since January 2005. Mr. Wagner served as the Chief Executive Officer of Hospital Systems of the San Francisco Department of Public Health from 2001 to 2003. He was Chief Executive Officer of Community Health Network of San Francisco from 1998 to 2001. He was Executive Administrator of Laguna Honda Hospital from 1988 to 1998. Mr. Wagner chairs the Compensation Committee and is a member of the Governance and Nominating Committee. He has been one of our directors since 1999.

Nominee for Election at this Annual Meeting (Term to Expire 2007)

Lisa M. Harper, 46, has been the Chairman of The Gymboree Corporation’s Board of Directors since 2002 and has been Chief Creative Officer of The Gymboree Corporation since January 2006. From February 2001 to June 2002, Ms. Harper was Vice Chairman of The Gymboree Corporation’s Board of Directors. From February 2001 to January 2006, Ms. Harper was Chief Executive Officer of The Gymboree Corporation. Ms. Harper was The Gymboree Corporation’s Director of Merchandising and Design from 1992 to 1995, and rejoined The Gymboree Corporation as Senior Vice President of Merchandising and Design in 1999. Ms. Harper is a member of the Compensation Committee. She has been one of our directors since 2006.

Directors with Terms Expiring in 2008

Leroy T. Barnes, Jr., 54, served as Vice President and Treasurer of PG&E Corporation, an energy-based holding company, from 2001 to 2005. He was Vice President and Treasurer of Gap, Inc., a retail clothing company, from 1997 to 2001. Mr. Barnes is a director of The McClatchy Company, Herbalife Ltd. and Citizens Communications Co. Mr. Barnes chairs the Audit and Finance Committee and is a member of the Governance and Nominating Committee. He has been designated by our board as an “audit committee financial expert,” as defined by the SEC, and he has been one of our directors since 2002.

Murray H. Dashe, 63, served as the Chairman of the Board, Chief Executive Officer, and President of Cost Plus, Inc., a specialty retailer of casual home living and entertaining products, from February 1998 to March 2005. Mr. Dashe is a member of the Compensation Committee and the Audit and Finance Committee. He has been designated by our board as an “audit committee financial expert,” as defined by the SEC, and he has been one of our directors since 2002. Mr. Dashe is expected to become our Lead Director on May 23, 2006, the date of our 2006 Annual Meeting of Stockholders.

Donna A. Tanoue, 51, has been Vice Chairman, Corporate and Regulatory Administration and Chief Administrative Officer of Bank of Hawaii since May 2004. From April 2002 to April 2004, Ms. Tanoue was Vice Chairman of the Investment Services Group. Ms. Tanoue served as Financial Services Consultant to Bank of Hawaii from September 2001 to March 2002, and has served on the Board of Directors of Bank of Hawaii since October 2001. Ms. Tanoue was Chairman of the Federal Deposit Insurance Corporation from May 1998 to July 2001. Since June 2004, Ms. Tanoue has also served as President of Bank of Hawaii Foundation. Ms. Tanoue is a member of the Compensation Committee and the Audit and Finance Committee. She has been one of our directors since 2005.

Directors with Terms Expiring in 2007

Robert M. Long, 67, retired as our Chairman of the Board in 2003 and had served in that capacity since 2000. Prior to that, he was our Chairman of the Board and Chief Executive Officer from 1991 to 2000. He has been one of our directors since 1968.

Harold R. Somerset, 70, has been a business consultant since 1994. Mr. Somerset was our Vice Chairman from October 2002 to February 2003 and our interim President and Chief Executive Officer from February 2002 to October 2002. He has been one of our directors since 1992.

Donald L. Sorby, Ph.D., 72, has been our Lead Director since 2002. Dr. Sorby has been a pharmaceutical consultant and Dean Emeritus of the School of Pharmacy, University of the Pacific, since 1995. Dr. Sorby is a member of the Governance and Nominating Committee and the Compensation Committee. He has been one of our directors since 1995.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF WARREN F. BRYANT, LISA M. HARPER, MARY S. METZ, PH.D. AND ANTHONY G. WAGNER.

Proposal 2.

Ratification of Independent Registered Public Accounting Firm

Our Audit and Finance Committee has engaged and retained the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended January 26, 2006. We expect representatives of Deloitte & Touche LLP to be present at our annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RETENTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 25, 2007.

Proposal 3.

Adoption of Annual Election of All Directors and Elimination of the Supermajority Vote Requirement for Reinstating a Classified Board

General

Subject to approval by our stockholders at the Annual Meeting, our board of directors has approved amendments to our Articles of Restatement and Amended Bylaws to provide for the annual election of all of our directors and the elimination of the supermajority vote requirement for reinstating a classified board (the “Amendments”). Our board has directed that the Amendments be submitted to our stockholders at the Annual Meeting.

Our Articles of Restatement presently provides that our board of directors is classified, and directors are divided into three classes, each serving a three-year term. The Amendments would provide that beginning with the annual meeting of stockholders in 2007, and at each succeeding annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a one-year term, so that following the annual meeting of stockholders in 2009 our board will no longer be divided into classes. The Amendments would also eliminate the supermajority stockholder vote requirement for reinstating a classified board by changing the stockholder vote threshold from a two thirds vote of the outstanding shares of our common stock to a majority vote of the outstanding shares of our common stock. If the Amendments are approved, they will become effective upon the filing of the amendment to our Articles of Restatement with the Secretary of State of the State of Maryland promptly after the Annual Meeting. If the Amendments are not approved, our board of directors will remain divided into three classes, with the directors being elected for staggered three-year terms and no other changes will be made to our Articles of Restatement or Amended Bylaws.

Proposed Amendments

If the Amendments are adopted, the text of Articles Ninth and Tenth(7) of our Articles of Restatement would read in their entirety as follows:

ARTICLE NINTH: (1) Beginning with the election of directors in 1985, the Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of directors, and any remaining directors shall be included within such class or classes as the Board of Directors shall designate. At the annual meeting of stockholders in 1985, Class I directors shall be elected for a one-year term, Class II Directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Beginning with the annual meeting of stockholders in 2007, and at each succeeding annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a one-year term, so that following the annual meeting of stockholders in 2009 the Board shall no longer be divided into classes. A director shall hold office, subject to any removal, death, resignation, or retirement until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify.

(2) To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting rights to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes designated above.

ARTICLE TENTH: (7) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast by shares outstanding and entitled thereon. Notwithstanding any provision of the law requiring any amendment of the Charter to be authorized by the vote of any designated proportion of the Common Stock or of each class of other stock, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of not less than a majority of the aggregate number of votes entitled to be cast by shares outstanding and entitled to vote thereon, except that the amendment of Articles NINTH Paragraph (2) and ELEVENTH hereof and Paragraphs (3), (5), (6), and (7) of this Article TENTH shall require the affirmative vote of the holders of not less than two-thirds of the aggregate number of votes entitled to be cast by shares outstanding and entitled to vote thereon and an amendment of Article TWELFTH or any Article or Paragraph of the Corporation’s Charter which expressly sets forth a requirement for amendment thereof shall require the affirmative vote required thereby, and except that this provision shall not apply where the law of Maryland does not permit the Charter to reduce or vary the vote required for a particular matter.

If the Amendments are adopted, the text of Section 2.02 of our Amended Bylaws would read in its entirety as follows:

Section 2.02 Number of Directors.    The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 15 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

Beginning with the election of directors in 1985, the Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of directors, and any remaining directors shall be included within such class or classes as the Board of Directors shall designate. At the annual meeting of stockholders in 1985, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Beginning with the annual meeting of stockholders in 2007, and at each succeeding annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a one-year term, so that following the annual meeting of stockholders in 2009 the Board shall no longer be divided into classes. A director shall hold office, subject to removal, death, resignation, retirement or disqualification, until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify. The provisions of this Section 2.02 shall not apply to directors governed by Section 2.12 of this Article II.

General Effect of the Proposed Amendments and Reasons for Approval

Our Board of Directors unanimously recommends that stockholders vote FOR this proposal for the following reasons:

The Governance and Nominating Committee and our board of directors regularly evaluate our corporate governance practices to ensure that such practices, including the mechanism for the election of directors, remain in the best interests of our company and its stockholders. The classification of directors historically has been viewed as promoting continuity and expertise on our board. While our board of directors believes that these considerations continue to be important, it also appreciates the growing sentiment that the annual election of directors increases the accountability of directors to stockholders and recognizes the resulting trend away from classified boards. In light of this trend and after having given careful consideration to the advantages and disadvantages of maintaining a classified board and the views of a number of our stockholders, our board of directors believes that the interests of our stockholders are best served by giving the stockholders the opportunity to evaluate the performance of each director on an annual basis. As a result, our board of directors has unanimously determined to recommend that beginning with the annual meeting of stockholders in 2007, and at each succeeding annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a one-year term, so that following the annual meeting of stockholders in 2009 our board will no longer be divided into classes.

YOUR VOTE IS IMPORTANT.

The affirmative vote of not less than two-thirds of the outstanding shares of common stock is required for adoption of the Amendments. In determining whether the Amendments have received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as votes against the Amendments.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF ANNUAL ELECTION OF ALL DIRECTORS AND ELIMINATION OF THE SUPERMAJORITY VOTE REQUIREMENT FOR REINSTATING A CLASSIFIED BOARD.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

GOVERNANCE OF THE COMPANY

Pursuant to the Maryland General Corporation Law and our company’s by-laws, our company’s business, property and affairs are managed by or under the direction of our board of directors. Members of our board are kept informed of our company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. We currently have ten members of our board.

We have three standing committees of our board of directors: the Audit and Finance Committee, the Compensation Committee and the Governance and Nominating Committee. Our board has adopted a charter for each of the three standing committees and the Longs Drug Stores Corporation Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. We have also adopted a Code of Business Conduct and Ethics which is designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. You can find links to these materials on our website at: www.longs.com/governance.html. You can also obtain this information in print by writing to Longs Drug Stores Corporation, Attn: Corporate Secretary, 141 N. Civic Drive, Walnut Creek, CA 94596. Please note that the information on our website is not incorporated by reference in this proxy statement.

CORPORATE GOVERNANCE GUIDELINES

The Guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, board and committee composition, director compensation, director tenure, limitation on other board service, stock ownership guidelines for directors and officers and CEO succession planning. The Guidelines provide that a majority of the members of the board must meet the criteria for independence as required by the listing standards of the New York Stock Exchange (the “NYSE”). The Governance and Nominating Committee reviews annually the relationships that each director has with our company. Following such annual review, only those directors who our board of directors affirmatively determines have no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company) are considered independent directors, subject to additional qualifications prescribed under the listing standards of the NYSE. In this regard, our board of directors has determined that Messrs. Barnes, Dashe, Somerset, Sorby, and Wagner, Ms. Harper, Ms. Metz and Ms. Tanoue, constituting a majority of the directors, are independent in accordance with applicable law and NYSE rules. In making that determination, the board of directors applied the following standards, in addition to any relevant facts and circumstances:

•	A director who is our employee, or whose immediate family member is one of our executive officers, is not independent until three years after the end of such employment relationship; provided, however, that employment as an interim chief executive officer shall not disqualify a director from being considered independent following that employment.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation; provided, however, compensation received by a director for former service as an interim chief executive officer shall not be considered in determining independence.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of our company is not “independent.”

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

In addition, each member of our three standing committees of our board of directors are independent under the rules of the NYSE, and each member of our Audit and Finance Committee also meets the independence requirements set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

CODE OF BUSINESS CONDUCT AND ETHICS

The Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Business Conduct and Ethics covers topics including, but not limited to, compliance with laws and regulations, conflicts of interest, confidentiality, financial reporting and public communications, health and safety matters and employment practices. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on our website at www.longs.com/governance.html.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

During the fiscal year ended January 26, 2006, our board of directors met eight times. During fiscal 2006, each director attended more than 75% of all meetings of the board of directors and the committees upon which he or she served. Board members are expected to attend our annual meetings. At our 2005 annual meeting of stockholders, all members of our board and nominees for election to our board were present. Lisa M. Harper was appointed to our board on February 28, 2006.

Lead Director

Our bylaws provide that if at any time our chairman of the board shall be an executive officer or former executive officer or for any reason shall not be an independent director, a Lead Director shall be selected by the board’s independent directors from among the directors who are not one of our executive officers or former executive officers and are otherwise independent. Since our current chairman of the board is our chief executive officer, our board has appointed a Lead Director. In the absence of our chairman of the board of directors, our Lead Director presides as chairman of meetings of our board and the meetings of independent directors in executive session. Our Lead Director also performs such other duties as are assigned to him. Donald L. Sorby, Ph.D., has been our Lead Director since 2002. However, Dr. Sorby is expected to retire from our board as of May 23, 2006, the date of our 2006 Annual Meeting of Stockholders pursuant to our Corporate Governance Guidelines with respect to retirement at age 72. Our board has elected Murray H. Dashe to become our Lead Director as of May 23, 2006.

Audit and Finance Committee

Our Audit and Finance Committee operates pursuant to a charter, which was adopted in March 2004. The Audit and Finance Committee Charter requires that the Audit and Finance Committee be comprised of at least three members, all of whom shall satisfy the independence requirements of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and be financially literate as determined by our board of directors in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to this committee. In addition, at least one member must be an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit and Finance Committee Charter also provides that the Audit and Finance Committee will consider at least annually whether we should rotate independent auditing firms. The current committee members are Leroy T. Barnes, Jr., who is the Chairperson, Murray H. Dashe, Mary S. Metz, Ph.D. and Donna A. Tanoue, all of whom meet the independence requirements of the NYSE and the applicable laws. Our board has determined that Messrs. Barnes and Dashe are audit committee financial experts as defined by the rules of the Securities and Exchange Commission. Our Corporate Governance Guidelines provide that members of the Audit and Finance Committee may not serve on the audit committees of the boards of directors of more than two other public companies at the same time as they are serving on our Audit and Finance Committee, unless our board determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit and Finance Committee and we disclose such determination in our annual proxy statement. Leroy T. Barnes, Jr., the chair of our Audit and Finance Committee, serves on the audit committees of the boards of directors of three other public companies. Our board has determined that such simultaneous service would not impair Mr. Barnes’ ability to effectively serve on our Audit and Finance Committee.

The Audit and Finance Committee Charter gives the committee the authority and responsibility for the appointment, compensation, retention and general oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm and resolution of any disagreements between management and the independent auditor regarding financial reporting. The Audit and Finance Committee Charter also gives this committee broader authority to fulfill its obligations under SEC and NYSE requirements. The Audit and Finance Committee meets with our management and our independent registered public accounting firm to review and discuss, among other topics: (A) major issues regarding accounting principles and financial statement presentation, including any major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of our financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements. This committee also meets periodically with our internal auditors to discuss among other things, any issues that the internal auditor believes warrant audit committee attention. The Audit and Finance Committee examines, at least annually, the independence and quality control procedures of our independent registered public accounting firm and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to us. In addition, among its other responsibilities, the Audit and Finance Committee meets to review and discuss our annual and quarterly reports on Forms 10-K and 10-Q, including our disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and our earnings releases before they are published. This committee met eight times during the fiscal year ended January 26, 2006. See the Report of the Audit and Finance Committee beginning on page 14 of this proxy statement for more information.

Compensation Committee

The Compensation Committee Charter requires that this committee be comprised of at least two directors as determined by our board, none of whom shall be an employee of our company and each of whom shall (1) satisfy the independence requirements of the NYSE, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. The current members of this committee are Anthony G. Wagner, who is the Chairperson, Donald L. Sorby, Ph.D., Murray H. Dashe, Lisa M. Harper, and Donna A. Tanoue, all of whom meet each of the three independence requirements stated above, including the independence requirements of the NYSE. The Compensation Committee establishes compensation for our executive officers and administers our long-term incentive plans. This committee also establishes the compensation of officers and reviews the compensation of our directors. This committee met five times during the fiscal year ended January 26, 2006.

Governance and Nominating Committee

The responsibilities of the Governance and Nominating Committee include:

•	Identification of qualified candidates to become our board members and CEO;

•	Selection of nominees for election as directors at the next annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected;

•	Selection of candidates to fill any vacancies on our board of directors;

•	Development and recommendation to our board of directors of a set of corporate governance guidelines and principles applicable to our company;

•	Oversight of the evaluation of our board, the board committees and management, including our CEO; and

•	Review of the effectiveness of the functioning of our board and its committees.

This committee is to be comprised of at least three directors all of whom (a) shall be “independent” as defined in the rules of the NYSE and (b) shall have experience, in the business judgment of our board, that would be helpful in addressing the matters delegated to this committee. The current members of this committee are Mary S. Metz, Ph.D., who is the Chairperson, Leroy T. Barnes, Jr., Donald L. Sorby, Ph.D., and Anthony G. Wagner, all of whom meet the independence requirements of the NYSE.

When considering candidates for director, this committee takes into account a number of factors, including the following:

•	Whether the candidate brings to our board a variety of expertise, experience and diversity;

•	Substantial experience in or outside the business community or in the professional, public, academic or scientific communities;

•	Conflicts of interest;

•	Experience in corporate governance, experience in our industry and/or experience as a board member of another publicly-held company; and

•	Whether the candidate is an employee or a former employee of our company.

This committee will consider qualified candidates submitted by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholder recommendations may be submitted to our corporate secretary not less than 90 days prior to the annual meeting of stockholders and include, in addition to the information required by our bylaws:

•	If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is not the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•	If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate has been an employee of the recommending security holder or any member of the recommending security holder group during the then-current calendar year or during the immediately preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has, during the year of the nomination or the immediately preceding calendar year, accepted directly or indirectly any consulting, advisory or other compensatory fee from the recommending security holder or any member of the group of recommending security holders or any affiliate of any such holder or member, provided that compensatory fees would not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with such holder or any such member (provided that such compensation is not contingent in any way on continued service);

•	Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or of an affiliate of the recommending security holder or any such member of the recommending security holder group; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group (or in the case of a holder or member that is a fund, an interested person of such holder or any such member as defined in Section 2(a)(19) of the Investment Company Act).

This committee met five times during the fiscal year ended January 26, 2006.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. Executive sessions are led by our Lead Director. An executive session is held in conjunction with each regularly scheduled board meeting and other sessions may be called by the Lead Director in his or her own discretion or at the request of the board. Dr. Sorby has been our Lead Director since 2002. However, Dr. Sorby is expected to retire from our board as of May 23, 2006, the date of our 2006 Annual Meeting of Stockholders pursuant to our Corporate Governance Guidelines with respect to retirement at age 72. Our board has elected Murray H. Dashe to become our Lead Director as of May 23, 2006.

Contacting the Board of Directors

Any stockholder may contact our board or individual members of our board, including our Lead Director or our independent directors, by sending written or email communications to the care of the Corporate Secretary of our company at Longs Drug Stores Corporation, 141 North Civic Drive, Walnut Creek, California 94596, or contactboard@longs.com. The Corporate Secretary of our company will collect and forward all such communications, as appropriate, to our board or specified board member.

Directors’ Compensation

Directors who are also employees receive no additional compensation for their services as directors. Each other member of the board of directors is paid an annual retainer of $45,000 plus a fee of $1,000 for attendance at each board meeting in excess of ten per year. The Lead Director receives an additional annual retainer of $15,000. Each director who is not one of our employees receives $1,500 for each committee meeting attended. Each chairperson of our committees receives an additional annual retainer in the following amounts: $12,000 for the chairperson of the Audit and Finance Committee, $5,000 for the chairperson of the Compensation Committee and $5,000 for the chairperson of the Governance and Nominating Committee. Each committee member receives an additional annual fee of $1,000 for each committee upon which he or she serves.

On November 15, 2005, the board of directors made restricted stock grants to each of the eight then current directors who were not one of our employees. Such directors were each granted 1,750 shares. Such shares vest in four equal annual installments, with the first installment vesting on November 15, 2006. Vested shares will be delivered to the grantee but will contain a legend stating that such shares may not be sold until the date which is twelve months after the grantee’s service on the board of directors of our company terminates. The closing price of the shares on the date of the grant was $44.72.

On March 2, 2004, our board adopted a policy to compensate non-employee directors who are invited to attend meetings of committees by the Chairpersons of such committees or the Lead Director in order that such committee may secure the benefits of such invited director’s expertise and counsel. Pursuant to this policy, invited non-employee directors receive a meeting fee equal to the fee that a member of such committee receives for attendance at any such meeting.

Board of Directors Compensation Philosophy

Our board of directors believes that, in order to attract and retain qualified board members, directors should receive cash and equity compensation commensurate with that paid to directors at other companies of similar size in the same or comparable industries (peer companies). An appropriate level of equity compensation will help align board compensation with the interest of our stockholders. In order to determine the appropriate level of compensation, our board of directors will evaluate compensation paid by relevant peer companies and information provided by independent compensation experts. Generally, our board of directors intends to review board compensation levels following each annual meeting of stockholders at which directors are elected and recommend any necessary adjustments in cash and equity compensation.

AUDIT AND FINANCE COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The purpose of the Audit and Finance Committee is to assist our board of directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. This committee is also directly responsible for the appointment of our independent registered public accounting firm.

The Audit and Finance Committee acts under a written charter adopted and approved by our board of directors in March 2004. Each member of the Audit and Finance Committee is “independent” as defined by the rules of the NYSE and meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Our board of directors has determined that Messrs. Barnes and Dashe are financial experts as defined by the rules of the Securities and Exchange Commission. The Audit and Finance Committee held eight meetings during fiscal 2006. The Audit and Finance Committee designed the meetings to, among other things, facilitate and encourage communication among this committee, management, internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP.

The Audit and Finance Committee oversees our financial reporting process on behalf of our board of directors. Management has the responsibility for the preparation, presentation and integrity of the financial statements as well as the financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered accounting firm,

Deloitte & Touche LLP, is responsible for performing an independent audit of our annual financial statements, reviewing our quarterly financial statements and expressing an opinion on the conformity of the annual financial statements with generally accepted accounting principles. The Audit and Finance Committee’s responsibility is to monitor and review these processes. However, members of the Audit and Finance Committee are not professionally engaged in the practice of accounting or auditing nor are they experts in the fields of accounting or auditing, including, with respect to auditor independence. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit and Finance Committee:

•	Reviewed and discussed with management our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 26, 2006;

•	Discussed with our independent registered public accounting firm matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees);

•	Received from our independent registered public accounting firm the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with our independent registered public accounting firm its independence from us;

•	Discussed with our internal and independent registered public accounting firm the overall scope and plans for their respective audits;

•	Met with our internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls;

•	Reviewed and discussed the requirements of, and our company’s progress on complying with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial accounting; and

•	Considered whether the provision by the independent registered public accounting firm of non-audit services is compatible with maintaining the independence of the registered public accounting firm.

In reliance on the reviews and discussions referred to above and subject to the limitations on our role and responsibilities referred to in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to our board of directors that our audited financial statements be approved and included in our Annual Report on Form 10-K for the fiscal year ended January 26, 2006 filed with the Securities and Exchange Commission. The Audit and Finance Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 25, 2007.

Leroy T. Barnes, Jr., Chairperson

Murray H. Dashe

Mary S. Metz, Ph.D.

Donna A. Tanoue

Independent Registered Public Accounting Firm Information

The following table summarizes the fees paid or accrued by us for the audit and other services provided by Deloitte & Touche LLP for the fiscal years ended January 26, 2006 and January 27, 2005:

	Fiscal Year Ended
	January 26, 2006	January 27, 2005
Audit Fees	$1,175,000	$1,173,000
Audit Related Fees	42,000	44,000
Tax Fees	180,000	367,000
All Other Fees	—	—

Total Fees	$1,397,000	$1,584,000

•	Audit Fees for the fiscal year ended January 26, 2006 and January 27, 2005 include $483,000 and $619,000, respectively, related to the audit of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

•	Audit Related Fees include amounts related to the audits of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan, and other accounting and reporting consultations.

•	Tax Fees include amounts related to the reviews of our federal and state income tax returns, tax advice and consultation, tax planning, and assistance with identifying and claiming wage and other tax credits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In May 2005, the Audit and Finance Committee amended the policy for pre-approval of audit and non-audit services performed by our independent registered public accounting firm. This policy specifically prohibits our independent registered public accounting firm from performing any of the services set forth in Section 201(a) of the Sarbanes-Oxley Act of 2002 or any additional prohibited services as specified by the Public Company Accounting Oversight Board. These prohibited services include: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing; (6) management functions; (7) human resources; (8) broker-dealer, investment adviser or investment banking services; (9) legal services; and (10) certain expert services. Further, the Audit and Finance Committee must pre-approve all non-audit services, including tax services, provided to us by our independent registered public accounting firm. The Audit and Finance Committee may delegate authority to grant pre-approvals to one or more designated members of this committee. This committee also reviews all non-audit services performed by our independent registered public accounting firm, and the associated fees, at each regularly scheduled quarterly meeting. Contingent fee arrangements are also prohibited under the policy. We have not applied a de minimis exception to our pre-approval policy for any of the fees paid to Deloitte & Touche LLP since the adoption of the policy in August 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own ten percent or more of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and ten percent or greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports and written representations from the reporting persons, we believe that for the fiscal year ended January 26, 2006, our executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Securities Exchange Act of 1934.

III. SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table presents the number of shares of our common stock owned beneficially as of March 10, 2006 by each director and director nominee, our Chief Executive Officer and the other four most highly compensated executive officers for the fiscal year ended January 26, 2006, our directors and executive officers as a group and all other persons known by us to beneficially own more than 5% of our common stock.

	Shares Beneficially Owned(1)
Name	Common Stock		% of Class
Robert M. Long	1,966,021	(2)	5.23%
J.M. Long Foundation	745,723	(3)	1.98%
Vera M. Long Foundation	288,674	(4)	*
Advisory Research, Inc.	2,546,982	(5)	6.77%
Dimensional Fund Advisors, Inc.	2,132,922	(6)	5.67%
FMR Corp.	2,689,100	(7)	7.15%
Goldman Sachs Asset Management, L.P.	3,814,509	(8)	10.15%
Leroy T. Barnes, Jr.	4,290	(9)	*
Warren F. Bryant	371,709	(10)	*
Murray H. Dashe	4,490	(11)	*
Lisa M. Harper	0		*
Steven F. McCann	199,393	(12)	*
Mary S. Metz, Ph.D.	5,450	(13)	*
William J. Rainey	75,365	(14)	*
Bruce E. Schwallie	165,747	(15)	*
Harold R. Somerset	14,390	(16)	*
Donald L. Sorby, Ph.D.	5,700	(17)	*
Donna A. Tanoue	6,165	(18)	*
Todd J. Vasos	120,500	(19)	*
Anthony G. Wagner	4,790	(20)	*
All directors and executive officers as a group (17 persons)	3,118,681	(21)	8.30%
Employee Savings and Profit Sharing Plan	5,901,597	(22)	15.70%

*	Less than 1%
(1)	The address for all beneficial owners of more than five percent of our stock is P.O. Box 5222, Walnut Creek, California 94596-1222, unless noted otherwise. Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. The persons named in this table have sole voting and investment power with respect to the shares indicated, unless otherwise noted. These shares are subject to community property laws, where applicable.
(2)	Includes 3,311 shares of restricted stock held by Robert M. Long. Also includes the following shares, of which Mr. Long disclaims beneficial ownership: (i) 66,929 shares held in fiduciary capacity for family members with respect to which Mr. Long has sole voting and investment power, (ii) 56,992 shares held in fiduciary capacity for family members with respect to which Mr. Long has shared voting and investment power, (iii) 745,723 shares held by the J.M. Long Foundation with respect to which Mr. Long has shared voting and investment power, and (iv) 288,674 shares held by the Vera M. Long Foundation with respect to which Mr. Long has shared voting and investment power. Excludes 14,435 shares held by family members.
(3)	Robert M. Long serves as a co-trustee of the J.M. Long Foundation and shares investment and voting power over these 745,723 shares. Mr. Long disclaims beneficial ownership of these shares.
(4)	Robert M. Long serves as a co-trustee of the Vera M. Long Foundation and shares investment and voting power over these 288,674 shares. Mr. Long disclaims beneficial ownership of these shares.

(5)	Pursuant to a Schedule 13G filed on February 16, 2006, Advisory Research, Inc., in its capacity as an investment advisor, reported that it has sole voting and dispositive power for 2,546,982 shares. The address of Advisory Research, Inc. is 180 North Stetson Street, Suite 5500, Chicago, Illinois 60601.
(6)	Pursuant to a Schedule 13G/A filed on February 6, 2006, Dimensional Fund Advisors, Inc., in its capacity as an investment advisor, reported that it has sole voting and dispositive power for 2,132,922 shares. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and disclaims beneficial ownership of the shares of our common stock that it holds.
(7)	Pursuant to a Schedule 13G filed on February 14, 2006, FMR Corp., in its capacity as a parent holding company, reported that it has sole voting power for 1,122,200 shares and sole dispositive power for 2,689,100 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(8)	Pursuant to a Schedule 13G/A filed on February 3, 2006, Goldman Sachs Asset Management, L.P., in its capacity as an investment advisor, reported that it has sole voting power for 2,823,895 shares and sole dispositive power for 3,814,509 shares. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.
(9)	Includes 3,390 shares of restricted stock held by Mr. Barnes.
(10)	Includes 265,000 shares subject to options that are exercisable on or before May 9, 2006, and 335 shares held by Mr. Bryant pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 22).
(11)	Includes 3,390 shares of restricted stock held by Mr. Dashe.
(12)	Includes 138,750 shares subject to options that are exercisable on or before May 9, 2006, and 571 shares held by Mr. McCann pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 22).
(13)	Includes 3,390 shares of restricted stock held by Dr. Metz.
(14)	Includes 45,000 shares subject to options that are exercisable on or before May 9, 2006, and 246 shares held by Mr. Rainey pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 22).
(15)	Includes 114,500 shares subject to options that are exercisable on or before May 9, 2006, and 435 shares held by Mr. Schwallie pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 22).
(16)	Includes 3,390 shares of restricted stock held by Mr. Somerset.
(17)	Includes 3,062 shares of restricted stock held by Dr. Sorby, and 2,638 shares held by The Sorby Family Trust, with respect to which Dr. Sorby has sole voting and dispositive power.
(18)	Includes 1,750 shares of restricted stock held by Ms. Tanoue.
(19)	Includes 120,500 shares subject to options that are exercisable on or before May 9, 2006, and 412 shares held by Mr. Vasos pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 22).
(20)	Includes 3,390 shares of restricted stock held by Mr. Wagner.
(21)	Includes 745,723 shares held by the J.M. Long Foundation and 288,674 shares held by the Vera M. Long Foundation, and other shares of which Robert M. Long disclaims beneficial ownership as disclosed in Footnote (2). Includes a total of 779,250 shares subject to options that are exercisable on or before May 9, 2006, and 3,165 shares held pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 22).
(22)	Merrill Lynch Trust Company of California is trustee of the Employee Savings and Profit Sharing Plan. A plan member votes shares allocated to the plan member’s account. Shares that are not allocated to a plan member’s account and shares that are allocated to a plan member’s account but for which the trustee does not receive timely voting instructions are voted by the trustee in the same proportion as those shares which the trustee properly receives directions. On March 10, 2006, there were 44,788 unallocated shares in the plan. Participants in the Employee Savings and Profit Sharing Plan have the right to direct the trustee as to the voting of the shares of our common stock that have been allocated to their respective stock accounts and as such have voting power with respect to these shares.

IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following “Compensation Committee Report” and “Performance Graph” are not “soliciting materials,” are not deemed filed with the SEC and are not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of four members of our board of directors, all of whom satisfy the independence requirements of the NYSE. Each member of the Compensation Committee also meets the definition of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Compensation Committee has overall responsibility for our executive and director compensation policies and practices, and the Compensation Committee’s functions include:

•	Determining the compensation of our Chief Executive Officer;

•	Approving all other executive officers’ compensation, including salary and payments under our bonus program, in each case based in part upon the recommendation of our Chief Executive Officer;

•	Granting awards under our long-term incentive plans;

•	Managing and periodically reviewing all of our annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

•	At least annually, reviewing our compensation philosophy; and

•	Annually reviewing director compensation and recommending to the full board for approval the form and amount of director compensation.

In March 2004, our board of directors approved the amendment and restatement of our Compensation Committee charter in response to the adoption of revised NYSE requirements.

COMPENSATION PHILOSOPHY

In compensating our executive officers, including our Chief Executive Officer, our policy has been to employ a compensation program under which our executives are paid competitive base salaries and under which a significant portion of compensation is tied to our short-term and long-term performance. The Compensation Committee believes this approach is a key factor in attracting and retaining capable leadership and provides an appropriate incentive to senior management to continually strive to increase our long-term profitability and stockholder value. The major components of executive compensation consist of base salary, short-term incentive bonuses and awards under our long-term incentive plans. In determining the total compensation of our executive officers, the Compensation Committee considers appropriate factors, such as our performance and relative stockholder return, the elements and value of similar incentive awards provided to the executive officers at comparable companies and the awards previously provided to the applicable executive officer. With respect to the long-term incentive component of the compensation of our executive officers, we believe that a meaningful portion should be in the form of equity-based incentives.

BASE SALARY

During fiscal 2006, base annual salaries for our executive officers were set at levels that the Compensation Committee believes, based on its study of publicly available comparative industry data, were competitive with our relevant peer group of companies. We intend to benchmark our executive officers’ base annual salaries each year against a relevant peer group of companies in order to continue to attract and retain qualified executives. The companies surveyed for this comparison have included selected peer group companies included in the chart appearing under “Stock Performance Graph” on page 24, and certain additional grocery and general merchandise retailers, although the precise group of companies surveyed may vary slightly from year to year.

SHORT-TERM INCENTIVES

The second component of executive compensation is our bonus program that is effected through our 2003 Executive Incentive Plan. Under the 2003 Executive Incentive Plan, executive officers can earn an annual bonus based on our achievement of predetermined objective financial criteria established annually by the Compensation Committee. The 2003 Executive Incentive Plan is designed to produce compensation that the Compensation Committee believed was fair and competitive for senior management when compared against our relevant peer group of companies. Bonus payments under this plan may be made not only in cash, but also in our stock or options to purchase our stock, as determined by the Compensation Committee. Pursuant to the 2003 Executive Incentive Plan, the specific financial objectives that are used to determine bonus compensation for fiscal 2006 were: (i) operating income (before bonus and workers’ compensation expenses and as adjusted for unusual or extraordinary items); (ii) front end same store sales growth; and (iii) same store prescription count growth. Minimum operating performance thresholds were pre-established by the Compensation Committee for each of these objectives and must be achieved before any bonus tied to a particular financial objective is awarded to an executive officer. Each of our executive officers is assigned a “target bonus” at the beginning of the fiscal year, expressed as a percentage of his or her base salary. In fiscal 2006, this “target bonus” was 80% of base salary for the Chief Executive Officer and 50% of base salary for the other executive officers. If the specific financial objectives are met, each executive officer’s bonus is equal to the target bonus. If the specific financial objectives are not met, bonuses are determined as a declining percentage of target bonuses depending on the extent of the shortfall. No bonus is paid under the 2003 Executive Incentive Plan if our company fails to achieve predefined minimum performance levels. Conversely, if financial objectives are exceeded, then each executive officer can earn a bonus in excess of the target bonus determined as an increasing percentage of the target bonus depending on the extent of the performance in excess of the target. In fiscal 2006, the maximum bonus was two and one-half times the target bonus for the Chief Executive Officer and two times the target bonus for the other executive officers. Fiscal 2006 financial objectives used to determine the bonuses for our executive officers (other than our Chief Executive Officer) resulted in a payout of 144.7% of the target bonus for each executive.

The 2003 Executive Incentive Plan is intended to permit our payment and award of qualified “performance-based” compensation that will not be subject to the income tax deduction limitations of Section 162(m).

LONG-TERM INCENTIVES

The third component of executive compensation is the granting of equity-based awards under our 1995 Long-Term Incentive Plan. Awards under the plan can include restricted stock, stock options, performance shares and stock appreciation rights. Historically, we have granted stock options and restricted stock under the plan to, among others, executive officers, key general office employees and key store employees, and on March 7, 2005 we granted options to the following executive officers in the amounts set forth below:

Optionee	Number of Shares Underlying Options Granted
Steven F. McCann	30,000
Bruce E. Schwallie	30,000
Todd J. Vasos	20,000

Equity-based awards are intended to motivate our executive officers, key employees and other employees to improve the long-term performance of our common stock, and we, therefore, believe that significant equity-based compensation helps create a vital long-term partnership between our executive officers and other stockholders. In fact, our Corporate Governance Guidelines set forth our executive officer stock ownership policy. Since we award stock options having an exercise price equal to the market price of our common stock at the time of grant, the option grants provide value only when the price of our common stock increases above that price, thereby tying awards to the future performance of our common stock. Restricted stock awards also serve to directly tie compensation to our performance since an increase in the stock price results in a benefit to the holder of our restricted stock. In addition, because our stock options and restricted stock generally vest over a period of three to four years and require the holder to remain employed by us until the time of vesting, this form of compensation is intended to assist us in retaining our executive officers and other key employees in order to sustain positive performance on a multi-year basis. The Compensation Committee has based the size of awards under the plan primarily on the position and general level of responsibility of the recipient with reference to competitive grant practices of our relevant peer group of companies. The Compensation Committee also considers subjective factors on a case-by-case basis, as it believes to be in our and our stockholders’ best interests.

On April 23, 2003, the Compensation Committee approved a Performance Based Restricted Stock Grant program for our executive officers. This program provides our executive officers with the opportunity to receive restricted stock grants if a closing share price goal is met and sustained over a five consecutive trading day period during the performance period. The closing price goals set by the Compensation Committee were $25.00 for the period from March 31, 2003 to January 29, 2004, $30.00 for the period from March 31, 2003 to January 27, 2005, and $35.00 for the period from March 31, 2003 to January 26, 2006. If the share price goals are attained, then the number of shares of restricted stock set forth in the table below are granted to the participants. If the share price goals are not attained, then shares are not granted, and the opportunity to receive such shares is forfeited. For any restricted stock grants made under the program described above, 34% of such shares vest immediately, an additional 33% of such shares vest on the first anniversary of the grant date (subject to employment of the participant by us on such date) and the remaining 33% of such shares vest on the second anniversary of the grant date (subject to employment of the participant by us on such date). The restricted share opportunity for each executive is as follows:

	Number of Shares
Participant	3/31/03 – 1/29/04	3/31/03 – 1/27/05	3/31/03 – 1/26/06
	Shares Not Awarded	Shares Not Awarded	Shares Awarded
Martin A. Bennett	5,500	5,500	5,500
Michael M. Laddon	6,500	6,500	6,500
Steven F. McCann	7,533	7,533	7,533
William J. Rainey	8,067	8,067	8,067
Bruce F. Schwallie	7,000	7,000	7,000
Todd J. Vasos	6,500	6,500	6,500
Linda M. Watt	5,667	5,667	5,667

The $35.00 stock price goal for a period of five consecutive trading days during the third period was attained, and therefore, on April 13, 2005, the shares set forth on the table above for the period from March 31, 2003 to January 26, 2006 were granted under this program. The stock price goals for the first two periods were not attained, and therefore, no shares set forth on the table above for the period from March 31, 2003 to January 29, 2004, or from the period from March 31, 2003 to January 27, 2005, were granted under this program.

On February 28, 2005, at a regularly scheduled meeting, our company’s Compensation Committee approved a Performance-Based Restricted Stock Grant program for executive officers. This program provides our executive officers with the opportunity to receive restricted stock grants based on the achievement of certain annual earnings per share goals for our company’s fiscal 2006. The performance-based restricted stock grant target for each executive officer is set forth in the table below. Actual company shares awarded at the end of the performance period were more than the targets because the actual earnings per share performance for fiscal 2006 exceeded the target. The actual company shares awarded to each executive officer is also set forth in the table below, and the shares will vest in accordance with the following schedule: one-quarter of the total shares earned vested on February 27, 2006, the date on which the Compensation Committee certified the achievement of the performance goals, an additional one-quarter of the total shares earned shall vest on January 26, 2007, the date of the first anniversary of the end of fiscal 2006, and the remaining one-half of the total shares earned shall vest on January 26, 2008. Any shares awarded will be issued pursuant to our 1995 Long-Term Incentive Plan.

Participant	Performance Based Restricted Stock Grant Targets	Actual Performance Based Restricted Stock Shares Granted
Steven F. McCann	13,000	39,000
Bruce E. Schwallie	13,000	39,000
William J. Rainey	8,000	24,000
Todd J. Vasos	8,000	24,000
Michael M. Laddon	4,000	12,000
Linda M. Watt	4,000	12,000

Compensation of the Chief Executive Officer

In October 2002, the Compensation Committee approved an employment contract with Warren F. Bryant to serve in the position of President and Chief Executive Officer. Under this contract, Mr. Bryant’s annual base salary was set at $825,000 for fiscal 2006. The Compensation Committee approved an annual target bonus for Mr. Bryant of 80% of Mr. Bryant’s base salary.

Pursuant to the 2003 Executive Incentive Plan, the specific financial objectives that are used to determine the bonus compensation for Mr. Bryant for fiscal 2006 are: (i) operating income (before bonus and workers’ compensation expenses and as adjusted for unusual or extraordinary items); (ii) front end identical store sales growth; and (iii) same store prescription count growth. Minimum operating performance thresholds were pre-established by the Compensation Committee for each of these objectives and must be achieved before any bonus tied to a particular financial objective is awarded to Mr. Bryant. Mr. Bryant was assigned a “target bonus” at the beginning of the fiscal year equal to 80% of his base salary in fiscal 2006. If the specific financial objectives are met, Mr. Bryant’s bonus is equal to the target bonus. If the specific financial objectives are not met, Mr. Bryant’s bonus is determined as a declining percentage of his target bonus depending on the extent of the shortfall. Conversely, if financial objectives are exceeded, then Mr. Bryant can earn a bonus in excess of the target bonus determined as an increasing percentage of the target bonus depending on the extent of the performance in excess of the target, up to a maximum of two and one-half times the target bonus. Fiscal 2006 financial objectives used to determine the bonus for Mr. Bryant resulted in a payout of 177.2% of the target bonus for Mr. Bryant.

On April 23, 2003, the Compensation Committee approved a Performance Based Restricted Stock Grant program for our Chief Executive Officer. This program provides our Chief Executive Officer with the opportunity to receive restricted stock grants if a closing share price goal is met and sustained over a five consecutive trading day period during the performance period. For any restricted stock grants made under this program, 34% of such shares vest immediately, an additional 33% of such shares vest on the first anniversary of the grant date (subject to employment of our Chief Executive Officer by us on such date) and the remaining 33% of such shares vest on the second anniversary of the grant date (subject to employment of our Chief Executive Officer by us on such date). The closing price goals set by the Compensation Committee were $25.00 for the period from March 31, 2003 to January 29, 2004, $30.00 for the period from March 31, 2003 to January 27, 2005, and $35.00 for the period from March 31, 2003 to January 26, 2006. If the share price goals are attained, then shares are granted. If the goals are not attained, then shares are not granted and the opportunity to receive such shares is forfeited. The restricted share opportunity for our Chief Executive Officer was 16,167 shares in the period from March 31, 2003 to January 29, 2004, 16,167 shares in the period from March 31, 2003 to January 27, 2005, and 16,166 shares in the period from March 31, 2003 to January 26, 2006. The $35.00 stock price goal for a period of five consecutive trading days during the third period was attained, and therefore, on April 13, 2005, 16,166 shares were granted under this program. The stock price goals for the first two periods were not attained, and therefore, no shares set forth above for the period from March 31, 2003 to January 29, 2004, or from the period from March 31, 2003 to January 27, 2005, were granted under this program.

On February 28, 2005, at a regularly scheduled meeting, our company’s Compensation Committee approved a Performance-Based Restricted Stock Grant program for our Chief Executive Officer. This program provides our Chief Executive Officer with the opportunity to receive a restricted stock grant based on the achievement of certain annual earnings per share goals for our company’s fiscal year 2006. Our company achieved annual earnings per share of $1.93 in fiscal 2006 compared to annual earnings per share of $0.97 in fiscal 2005. The performance-based restricted stock grant target for our Chief Executive Officer is 32,000 shares of our common stock, but 96,000 shares of our common stock were actually awarded at the end of the performance period because the actual earnings per share performance for fiscal 2006 exceeded the target. Our Chief Executive Officer’s award will vest in accordance with the following schedule: one-quarter of the total shares earned vested on February 27, 2006, the date on which the Compensation Committee certified the achievement of the performance goals, an additional one-quarter of the total shares earned shall vest on January 26, 2007, and the remaining one-half of the total shares earned shall vest on January 26, 2008. Any shares awarded will be issued pursuant to our 1995 Long-Term Incentive Plan.

The compensation arrangements for our Chief Executive Officer were established in executive sessions of our Compensation Committee in light of the compensation philosophy described above and upon the recommendations of outside experts.

DEDUCTIBILITY OF COMPENSATION EXPENSES

Section 162(m) limits federal income tax deductions for compensation paid by us to our Chief Executive Officer and four other most highly compensated executive officers to $1 million per officer per year, unless it is qualified “performance-based” compensation. To qualify as “performance-based” compensation, compensation must be paid pursuant to an incentive plan the material terms of which have been approved by stockholders and must satisfy certain other conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. We have endeavored to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. However, the Compensation Committee believes that the payment of compensation that is subject to the deduction limitations of Section 162(m) could be in our best interests and, while the Compensation Committee will consider tax deductibility as one of its factors in determining compensation, it may not limit compensation to those levels or types of compensation that will be deductible.

CONCLUSION

The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of our executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation, such as stock options and restricted stock, is vital to the long-term success of Longs. The Compensation Committee also believes that long-term stockholder value was enhanced in fiscal 2006 by the corporate and individual performance achievements of our executives.

Anthony G. Wagner, Chairperson

Murray H. Dashe

Lisa M. Harper

Donald L. Sorby, Ph.D.

Donna A. Tanoue

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for our common stock, the Russell 2000 Index and the Russell 2000 Consumer Staples Index, each of which assumes an initial value of $100 and reinvestment of dividends. The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index in terms of market capitalization. The Russell 2000 Consumer Staples Index is a capitalization-weighted index of companies that provide products directly to consumers that are typically considered non-discretionary items based on consumer purchasing habits, and our common stock is included in this index. The past performance of our common stock is not an indication of future performance.

	2001	2002	2003	2004	2005	2006
LDG	$100.00	$92.76	$90.96	$97.93	$118.31	$159.96
Russell 2000	$100.00	$96.40	$75.32	$119.02	$129.34	$153.77
R2 – Con Stpl	$100.00	$128.35	$106.02	$141.63	$154.19	$164.91

EQUITY COMPENSATION PLAN INFORMATION

Effective January 26, 2006

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	1,762,315	$24.95	4,410,889	(1)
Equity Compensation Plans Not Approved by Stockholders	1,456,586	$24.10	795,820	(2)
Total	3,218,901	$24.56	5,206,709

(1)

Represents shares remaining for issuance pursuant to options, stock appreciation rights, restricted stock or performance shares under the 1995 Long-Term Incentive Plan. In any fiscal year, no individual may receive awards under the 1995 Long-Term Incentive Plan of more than: 500,000 shares as restricted stock (750,000 shares in connection with initial employment); 300,000 shares pursuant to stock appreciation rights (500,000 in connection with initial employment); or 300,000 performance shares (500,000 in connection with initial employment).

(2)	Represents shares remaining for issuance pursuant to options, stock appreciation rights, restricted stock or performance shares under the Non-Executive Long-Term Incentive Plan.

Equity Compensation Plan Not Approved by Stockholders

The Non-Executive Long-Term Incentive Plan, which has not been approved by our stockholders, authorizes the issuance of 3,000,000 shares of common stock in the form of nonqualified stock options, restricted stock and other stock awards. Awards may only be granted to our employees who are not our officers, directors or other “insiders.”

Generally, options are granted with an exercise price not less than 100% of the closing market price on the date of the grant. Options generally vest over a period of up to four years and have a maximum term of 10 years. The plan contains provisions for automatic vesting upon a change of control.

Restricted Stock awards are valued at fair market value at the date of grant and are recorded as compensation expense over the vesting period. Recipients have voting rights to the shares and dividends are credited to the shares during the restriction period. However, vesting in the shares is generally dependent on continued employment for periods of one to five years.

CHANGE IN CORPORATE CONTROL AGREEMENTS, EMPLOYMENT

AGREEMENTS AND OTHER AGREEMENTS

Change in Corporate Control Agreements

We had previously entered into agreements, as amended, with Messrs. McCann, Schwallie, Rainey and Vasos, providing for certain severance benefits in the event of the severance of the employment of such executive officers following a change in corporate control. Under each agreement, severance is payable upon a company-initiated termination within two years following a change in corporate control, a termination initiated by the applicable executive officer with good reason within 180 days following a change in corporate control (with good reason defined as a material and detrimental alteration in the applicable executive officer’s position, responsibilities, compensation or benefits from those in effect immediately prior to the change in corporate control) or a termination initiated by the applicable executive officer for any reason after 180 days after a change in corporate control and within two years following a change in corporate control. The definition of change in corporate control means: (i) stockholder approval of our dissolution or liquidation or the commencement of a bankruptcy case or our involuntary dissolution; (ii) a sale, transfer or other disposition of all or substantially all of our assets; (iii) a change in the composition of our board of directors affecting the majority of the members within a 24 month period; (iv) the consummation of a merger or consolidation of us into another entity or any other corporate reorganization or sale of shares if more than 50% of the combined voting power of the continuing or surviving entity’s securities is owned by persons who owned less than 25% of our voting power immediately prior to the event in question; or (v) a transaction in which any person becomes the beneficial owner of at least 50% of the total voting power of our outstanding voting securities.

The agreements provide that each of the executive officers shall be entitled to a severance benefit equal to three times the average of such executive officer’s annual base salary and bonus for the five consecutive taxable year period (or shorter period of actual service) that includes the taxable year of the change in corporate control, less one dollar. In addition, these executive officers are entitled to a prorated bonus award at the target amount in respect of the performance period in which the severance of employment occurs based on the percentage of the performance period that has elapsed as of the date of the severance of employment. Under the agreements, we are also obligated to establish an irrevocable trust for each executive officer and contribute to it an amount equal to such officer’s deferred compensation account under our Deferred Compensation Plan of 1995. We will also pay to these executive officers an amount covering any excise tax on these benefits.

Each of the agreements has an initial term of three years, and the expiration date will automatically be extended for one additional year unless in the 30 day period immediately preceding any anniversary date of the agreement, either we or the applicable executive officer rejects such automatic extension.

If a change in corporate control had occurred on December 31, 2005, and all executive officers covered by the agreements had been discharged by us, Messrs. McCann, Schwallie, Rainey and Vasos would have been entitled to receive $1,919,908, $1,598,406, $1,649,318, and $1,261,548 respectively, plus an amount covering any excise tax on his benefits.

Retention Agreements

In September 2003, we entered into agreements with Messrs. McCann, Schwallie, Rainey and Vasos providing for certain severance benefits in the event of the severance of the employment of such executive officers. Under each agreement, severance benefits as described below are payable if such executive officer ceases to be employed by us for any reason other than just cause, total disability or death.

The agreements provide that each of such executive officers shall be entitled to the payment of such executive officer’s annual base salary at the same rate, and on the same schedule, as in effect immediately prior to the date of termination of employment for a period of 24 months (18 months where the date of the termination is on or after the second anniversary of the effective date of the agreement). In addition, these executive officers are entitled to certain health coverage and outplacement services.

Each of the agreements has an initial term of two years; provided, however, that such agreements will automatically be renewed for successive two year terms unless we deliver to the applicable executive officer written notice of non-renewal at least 180 days before the expiration date. Notwithstanding the foregoing, these agreements automatically terminate upon the earlier of a change in corporate control (as defined in the change in corporate control agreements described above) and such time as the applicable executive officer ceases to be employed by us for any reason.

Employment Agreements

Warren F. Bryant. Effective October 30, 2002, we entered into an employment agreement with Warren F. Bryant under which Mr. Bryant is employed as our President and Chief Executive Officer and is elected onto our board of directors. The agreement provides for an initial annual base salary of $750,000 which is subject to annual review by the Compensation Committee. Mr. Bryant’s target annual bonus amount is 80% of his base salary. His actual award will range from 0% to 200% of his base salary based on objective performance criteria and other factors as determined by the Compensation Committee of our board of directors. The agreement provides for an initial option grant in respect of 230,000 shares awarded to Mr. Bryant under the 1995 Long-Term Incentive Plan on October 30, 2002 and provides that any subsequent grants of stock options or equity-based awards to Mr. Bryant will be made in the sole discretion of the Compensation Committee. Under the agreement, Mr. Bryant is also entitled, under certain circumstances, to a nonqualified retirement benefit, which is described further below.

The agreement also provided for reimbursement to Mr. Bryant for reasonable expenses related to his relocation to the San Francisco Bay Area, up to $40,000 in reasonable out-of-pocket expenses incurred for temporary housing and closing and certain related costs for the sale of his home in Ohio. Mr. Bryant was also entitled to a one-time relocation allowance of $20,000 and a payment in the amount necessary to make him whole on an after-tax basis for any income taxes incurred in connection with the relocation-related benefits. Under the agreement, Mr. Bryant was also entitled to a one-time payment that is intended to defray Mr. Bryant’s obligation to his former employer for relocation benefits provided to him.

If we terminate Mr. Bryant’s employment other than for cause or because of disability (each, as defined in the agreement) or Mr. Bryant resigns for good reason (as defined in the agreement), Mr. Bryant will be entitled to severance pay, continued vesting for a period of 18 months of all outstanding options and other equity based awards, a pro-rated annual bonus at his target amount and up to 18 months of continued health care coverage. The severance pay is payable over 18 months and is equal to 1.5 times the highest base salary paid to Mr. Bryant under the agreement and 1.5 times the greater of (i) $400,000 (if Mr. Bryant’s employment terminates prior to the payment of his annual bonus for the fiscal year ending in January 2004), (ii) the highest annual bonus paid to Mr. Bryant during the term of the agreement and (iii) Mr. Bryant’s target annual bonus amount based on his base salary as of the date of his employment termination. Mr. Bryant must execute a release of claims and comply with certain obligations in the agreement relating to confidentiality, non-solicitation, non-disparagement and cooperation in order to receive the severance payments and benefits. The agreement also provides that Mr. Bryant’s unexercised and unvested equity awards will expire in the event of a breach, other than an insubstantial breach, of those obligations.

Mr. Bryant will be entitled to receive enhanced severance payments and benefits instead of those described above if: (i) we terminate his employment other than for cause or disability within two years after a change in control (as defined in the agreement), (ii) Mr. Bryant resigns for good reason within 179 days after a change in control, or (iii) Mr. Bryant resigns for any reason within 180 days and two years after a change in control. The enhanced severance payments and benefits consist of the same severance pay described above except that it is payable in a lump sum and is equal to three times (rather than 1.5 times) the amounts described, a pro-rated annual bonus at the target amount, up to 36 months of continued health care coverage and tax restoration payments to the extent that any payments or benefits made to Mr. Bryant by us are subject to an excise tax under the Internal Revenue Code. If a change in corporate control had occurred on December 31, 2005, and Mr. Bryant had been discharged by us, Mr. Bryant would have been entitled to receive $5,071,338, plus an amount covering any tax restoration payments and any excise tax on his benefits. In addition, the option grant in respect of 230,000 shares awarded to Mr. Bryant under the agreement would become fully exercisable.

Under the agreement, if (i) Mr. Bryant is employed until November 1, 2007, (ii) his employment is terminated other than for cause, (iii) Mr. Bryant resigns for good reason or for any reason between 6 and 24 months after a change in control or (iv) Mr. Bryant dies, Mr. Bryant (or his spouse in the event of death) will receive a nonqualified retirement benefit in the form of an annuity or, in the case of a qualifying termination between 6 and 24 months after a change in control, a lump sum. The annuity is payable within 30 days after the later of age 62 (or, in the case of Mr. Bryant’s death, the date on which Mr. Bryant would have attained age 62) or termination of employment. The lump sum is payable as soon as practicable following termination of employment. This benefit is intended to compensate Mr. Bryant for the forgone benefit under his former employer’s pension plan attributable to assumed salary increases through age 65 that Mr. Bryant would have earned had he remained employed with his former employer. The agreement provides for an assumed 2% per year salary increase and limits the amount of the benefit, on actuarially an equivalent basis (using the assumptions set forth in the agreement), to $850,000 as of the date of the agreement. Assuming payment in the form of a single-life annuity commencing at age 62, an annual interest rate of 4.81% and the GAR 1994 mortality table, the maximum estimated annual benefit payable under this arrangement is $84,418 per year.

Steven F. McCann. In April 2000, we entered into an agreement (and in May 2002 we amended this agreement) with Steven F. McCann, our Executive Vice President, Chief Financial Officer and Treasurer, in connection with employment by us and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to hire Mr. McCann in the position of Senior Vice President, Chief Financial Officer and Treasurer at an initial annual salary of $210,000, participation in our VPIP Program, and a bonus factor, which provided assurance of his reaching bonus target between the time period of second quarter fiscal 2001 and first quarter fiscal 2002. We also provided a transition bonus of $120,000 and vacation accrual at the rate of four weeks per year, and within one month of his hire date we granted Mr. McCann a non-qualified stock option of 20,000 shares. To assist in his relocation, we agreed to buy Mr. McCann’s prior home and pay for reasonable moving expenses, including travel and lodging expenses for his family to take a trip to California prior to their intended move, and agreed to loan Mr. McCann $256,663 to assist him with the purchase of a home in the Walnut Creek, California area. The loan, which we made on June 15, 2000, provided for an interest rate of 6.53%. We forgave one-fifth of the loan plus all accrued interest at the end of each of the first five years of his employment with us such that the loan has been completely forgiven, and at each interval and in our sole discretion, we have either made a cash payment to Mr. McCann of an amount equal to the amount so forgiven, or made a stock grant in shares of our stock at the then-current value equaling the loan amount so forgiven. This cash payment or stock grant was intended to help Mr. McCann offset any taxation resulting from the forgiveness of the loan.

Bruce E. Schwallie. In February 2002, we entered into an agreement with Bruce E. Schwallie, our Executive Vice President – Business Development and Managed Care, in connection with employment by us and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to hire Mr. Schwallie in the position of Senior Vice President-Pharmacy and Business Development at an initial annual salary of $250,000, participation in our VPIP Program, and a guaranteed bonus equal to 40% of Mr. Schwallie’s base annual salary for his first year of employment. Any bonus thereafter would be based on his individual as well as our overall performance. We also provided a transition bonus of $50,000 and vacation accrual at the rate of four weeks per year, and, within one month of his hire date, we granted Mr. Schwallie a non-qualified stock option of 20,000 shares. To assist in his relocation, we agreed to buy Mr. Schwallie’s prior home and pay for reasonable moving expenses, including reasonable travel back and forth to Ohio as needed until his relocation was completed. We agreed to loan Mr. Schwallie $228,757 to assist him with the purchase of a home in the Walnut Creek, California area. The loan, which we made on March 20, 2002, provides for an interest rate of 7%. So long as Mr. Schwallie remains one of our employees, we will forgive one-fifth of the loan plus all accrued interest at the end of each of the first five years of his employment with us.

William J. Rainey. In March 2003, we entered into an agreement with William J. Rainey in connection with his employment by us as our Senior Vice President, General Counsel and Secretary, and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to pay Mr. Rainey an annual salary of $375,000 for the first year of employment, a bonus opportunity targeted to equal 50% of Mr. Rainey’s base annual salary, based on his individual as well as our overall performance. We also provided a hiring bonus of $250,000 which is subject to a repayment schedule for the first three years of his employment with us if he resigns his employment and vacation accrual at the rate of four weeks per year. In addition, on May 20, 2003, we granted Mr. Rainey a non-qualified stock option to purchase 40,000 shares of our common stock. To assist in his relocation, we agreed to pay for up to six months of reasonable temporary living expenses and reasonable travel and moving expenses.

Todd J. Vasos. In November 2001, we entered into an agreement with Todd J. Vasos in connection with his employment by us as our Senior Vice President – Marketing, and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to pay Mr. Vasos an annual salary of $250,000 for the first year of employment, an annual salary of $275,000 for the second year of employment, and a guaranteed bonus payment for Mr. Vasos’ first year of employment equal to 40% of his base annual salary. We also provided a hiring bonus of $40,000 which was grossed up for federal and state income taxes and vacation accrual at the rate of four weeks per year. In addition, on December 14, 2001, we granted Mr. Vasos a non-qualified stock option to purchase 20,000 shares of our common stock. To assist in his relocation, we agreed to pay for up to six months of reasonable temporary living expenses and reasonable travel and moving expenses. We also agreed to purchase his then current residence at an agreed upon price based on the average of no less than two appraisals by jointly approved appraisers.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee consists of five members. The members of this committee are Anthony G. Wagner, the Chairperson, Murray H. Dashe, Lisa M. Harper, Donald L. Sorby, Ph.D. and Donna A. Tanoue. None of the members of this committee is or has been one of our officers or employees.

No “compensation committee interlocks” existed during fiscal 2006.

EXECUTIVE OFFICERS

The following persons are our executive officers or executive officers of our wholly-owned operating subsidiary, Longs Drug Stores California, Inc. (the “CA Subsidiary”), as of March 10, 2006.

Name	Age	Primary Executive Position with Registrant or the CA Subsidiary	Position Held Since(1)
Warren F. Bryant	60	President and Chief Executive Officer(2)(4)	2002
Steven F. McCann	53	Executive Vice President – Chief Financial Officer, and Treasurer(7)	2000
Bruce E. Schwallie	51	Executive Vice President – Business Development and Managed Care(3)(5)	2002
Michael M. Laddon	52	Senior Vice President – Chief Information Officer(3)(6)	2003
William J. Rainey	59	Senior Vice President, General Counsel and Secretary(8)	2003
Todd J. Vasos	44	Senior Vice President – Chief Merchandising Officer(3)(9)	2001
Linda M. Watt	49	Senior Vice President – Human Resources(3)(10)	2001

(1)	Each officer is elected for a one-year term.
(2)	Also serves as one of our directors.
(3)	Officer of only the CA Subsidiary and not Longs Drug Stores Corporation.
(4)	Prior to joining us in October 2002, from 1999 to 2002, Mr. Bryant served as Senior Vice President at The Kroger Co., a grocery retailer. Prior to that, from 1996 to 1999, Mr. Bryant was President and Chief Executive Officer at Dillon Companies, Inc., a grocery retailer and subsidiary of The Kroger Co.
(5)	Mr. Schwallie was named our Executive Vice President – Business Development and Managed Care in March 2005. Prior to that, he served as our Executive Vice President, Chief Merchandising Officer since 2003. Prior to joining us in January 2002, from 2001 to 2002, Mr. Schwallie served as Senior Vice President – Merchandising at Duane Reade, Inc., a retail drug store chain. Prior to that, from 2000 to 2001, Mr. Schwallie was an independent consultant. Prior to that, from 1997 to 2000, Mr. Schwallie served as Senior Vice President at Jo-Ann Stores, Inc., a fabric and craft store retail chain, and prior to that, from 1991 to 1997, Mr. Schwallie served as Senior Vice President at Revco Drug Stores, Inc., a retail drug store chain, which merged with CVS Corporation in May 1997.
(6)	Prior to joining us in March 2003, from 2002 to 2003, Mr. Laddon was an independent consultant. Prior to that, from 2001 to 2002, Mr. Laddon was Executive Vice President – Sales at Brix Software Systems, a software company; prior to that, from February 2000 to November 2000, Mr. Laddon was Executive Vice President and Chief Information Officer at ProduceOnline.com, a business to business internet company; and prior to that, from 1998 to 2000, Mr. Laddon was Group Vice President and Chief Information Officer at Ralphs Grocery Company, a grocery retailer and subsidiary of The Kroger Co.
(7)	Mr. McCann was named our Executive Vice President, Chief Financial Officer, and Treasurer in March 2005. Prior to that, he served as our Senior Vice President, Chief Financial Officer and Treasurer since April 2000.

(8)	Prior to joining us in March 2003, from 1996 to 2003, Mr. Rainey was Senior Vice President, General Counsel and Secretary at Payless ShoeSource, Inc., a shoe retailer.
(9)	Mr. Vasos was named our Senior Vice President – Chief Merchandising Officer in March 2005. Prior to that, he served as our Senior Vice President – Marketing since December 2001. Prior to joining us in December 2001, from 1993 to 2001, Mr. Vasos served as Vice President at Phar-Mor, Inc., a retail drug store chain, which filed Chapter 11 on September 24, 2001.
(10)	Prior to joining us in June 2001, from 1997 to 2001, Ms. Watt served as Vice President – Human Resources at Safeway, Inc., a food and drug retailer.

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by the following persons during the fiscal years ended January 26, 2006, January 27, 2005 and January 29, 2004 for services rendered in all capacities to our company:

•	individuals who served as our Chief Executive Officer during fiscal 2006; and

•	our four other most highly compensated executive officers during fiscal 2006.

		Annual Compensation							Long-Term Compensation
Awards
Name And Principal Position	Year	Salary ($)		Bonus ($)			Other Annual Compensation ($)(1)		Restricted Stock Award(s) (2)($)	Securities Underlying Options / SARs (#)	All Other Compensation ($)
Warren F. Bryant President & Chief Executive Officer (3)	2006 2005 2004	$ $ $	820,385 780,961 750,000	$ $ $	1,169,520 904,328 143,040	(3) (3) (3)	$ $ $	8,520 95,465 24,640	$581,329 — —	— 200,000 85,000	$ $ $	93,287 93,886 178,446	(3) (3) (3)

Steven F. McCann Executive Vice President & Chief Financial Officer (5)	2006 2005 2004	$ $ $	411,192 380,327 360,224	$ $ $	300,253 176,102 60,843	(5) (5) (5)	$ $ $	8,520 8,520 8,520	$270,887 — —	30,000 60,000 32,000	$ $ $	141,747 137,335 131,589	(5) (5) (5)

Bruce E. Schwallie Executive Vice President – Business Development & Managed Care (4)	2006 2005 2004	$ $ $	412,115 388,269 348,743	$ $ $	300,253 179,790 67,311	(4) (4) (4)	$	— — 13,889	$251,720 — —	30,000 60,000 55,000	$ $ $	77,920 81,184 128,972	(4) (4) (4)

William J. Rainey Senior Vice President & General Counsel (6)	2006 2005 2004	$ $ $	398,385 384,731 323,077	$ $ $	289,400 177,946 343,750	(6) (6) (6)	$ $ $	8,520 8,520 63,454	$290,089 — —	— 25,000 57,500	$ $ $	8,945 7,065 21,514	(6) (6) (6)

Todd J. Vasos Senior Vice President & Chief Merchandising Officer (7)	2006 2005 2004	$ $ $	338,538 310,154 299,435	$ $ $	247,437 115,066 28,242	(7) (7) (7)		— — —	$233,740 — —	20,000 25,000 17,500	$ $ $	22,571 16,525 15,993	(7) (7) (7)

(1)	Messrs. Bryant, McCann and Rainey each received a company car allowance of $8,520 in each of fiscal 2006 and fiscal 2005. A tax reimbursement payment of $86,945 for Mr. Bryant was made in fiscal 2005. Tax reimbursement payments of $16,120 for Mr. Bryant, $13,889 for Mr. Schwallie and $59,194 for Mr. Rainey were made in fiscal 2004. Company car allowances of $8,520 for Mr. Bryant, $8,520 for Mr. McCann and $4,260 for Mr. Rainey were made in fiscal 2004.
(2)	For the restricted stock grants made in fiscal 2006, the reported values are based on the last reported sale price of our company’s common stock on April 13, 2005, the date of grant of the awards. The number and value, based on the last reported sale price on January 26, 2006, the last day of fiscal 2006, of the aggregate restricted stock held by the named executive officers were: Warren F. Bryant – 16,166 shares ($561,930), Steven F. McCann – 21,533 shares ($748,487), Bruce E. Schwallie – 17,000 shares ($590,920), William J. Rainey – 8,067 shares ($280,409), Todd J. Vasos – 6,500 shares ($225,940). We retain dividends paid on restricted shares, and when the restricted shares vest we pay the retained dividends thereon, plus interest earned by our investment of dividends, to the recipient.
(3)	Warren F. Bryant was appointed President and Chief Executive Officer on October 30, 2002. The amount shown under “Bonus” for fiscal 2006 reflects a bonus payment of $1,169,520 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2006. The amount shown under “Bonus” for fiscal 2005 includes a bonus payment of $644,328 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2005 and a retention bonus of $260,000 paid to Mr. Bryant in fiscal 2005 in consideration of Mr. Bryant’s waiver of the minimum $400,000 annual bonus for fiscal 2004 pursuant to the terms and conditions of his employment contract with us, and which we agreed to pay Mr. Bryant if, prior to December 1, 2004, he did not resign (other than for good reason) and his employment was not terminated for cause. The $260,000 retention bonus represents the approximate difference between $400,000 and the fiscal 2004 annual bonus of $143,040 paid to Mr. Bryant based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2004. The amount shown under “Bonus” for fiscal 2004 reflects a bonus payment of $143,040 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2004. The amount shown under “All Other Compensation” for fiscal 2006 includes $88,597 for insurance premiums paid on behalf of Mr. Bryant, reimbursement of medical expenses of $1,328, and our contribution of $3,362 to the Employee Savings and Profit Sharing Plan. The amount shown under “All Other Compensation” for fiscal 2005 includes $79,881 for insurance premiums paid on behalf of Mr. Bryant, reimbursement of medical expenses of $10,371 and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan. The amount shown under “All Other Compensation” for fiscal 2004 includes $68,181 for insurance premiums paid on behalf of Mr. Bryant, $107,139 in relocation reimbursement relating to the purchase of Mr. Bryant’s home in Ohio and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan.

(4)	Bruce E. Schwallie joined us as Senior Vice President-Pharmacy and Business Development on December 30, 2002, and was named our Executive Vice President – Business Development and Managed Care in March 2005. The amount shown under “Bonus” for fiscal 2006 reflects a bonus payment of $300,253 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2006. The amount shown under “Bonus” for fiscal 2005 reflects a bonus payment of $179,790 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2005. The amount shown under “Bonus” for fiscal 2004 includes $32,307 earned in fiscal 2003 (but not reported in the fiscal 2003 “Bonus” amount) and paid in fiscal 2004. The amount shown under “All Other Compensation” for fiscal 2006 includes $2,234 for insurance premiums paid on behalf of Mr. Schwallie, reimbursement of medical expenses of $4,945, our contribution of $3,362 to the Employee Savings and Profit Sharing Plan, $5,427 in value for the personal use of a company car, a dividend payment of $6,160 paid on vested restricted shares that includes interest earned, and $55,792 for the forgiveness of a portion of a bridge loan plus accrued interest. The amount shown under “All Other Compensation” for fiscal 2005 includes $1,980 for insurance premiums paid on behalf of Mr. Schwallie, reimbursement of medical expenses of $6,978, our contribution of $2,000 to the Employee Savings and Profit Sharing Plan, $4,148 for a car lease paid on behalf of Mr. Schwallie, a dividend payment of $3,342 paid on vested restricted shares that includes interest earned, $55,792 for the forgiveness of a portion of a bridge loan plus accrued interest, and $6,944 for the forgiveness of a payment previously made in connection with Mr. Schwallie’s relocation to California. The amount shown under “All Other Compensation” for fiscal 2004 includes $111,584 for the forgiveness of a portion of a bridge loan plus accrued interest, $6,944 for the forgiveness of a payment previously made in connection with Mr. Schwallie’s relocation to California, reimbursement of medical and medical premium expenses of $8,444 and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan.
(5)	Steven F. McCann joined us as Senior Vice President, Chief Financial Officer on April 17, 2000, and was named our Executive Vice President, Chief Financial Officer, and Treasurer in March 2005. The amount shown under “Bonus” for fiscal 2006 reflects a bonus payment of $300,253 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2006. The amount shown under “Bonus” for fiscal 2005 reflects a bonus payment of $176,102 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2005. The amount shown under “Bonus” for fiscal 2004 includes $17,904 earned in fiscal 2003 (but not reported in the fiscal 2003 “Bonus” amount) and paid in fiscal 2004. The amount under “All Other Compensation” for fiscal 2006 includes $2,234 for insurance premiums paid on behalf of Mr. McCann, reimbursement of medical expenses of $3,903, our contribution of $3,362 to the Employee Savings and Profit Sharing Plan, a dividend payment of $8,624 paid on vested restricted shares that includes interest earned, $61,812 for the forgiveness of a bridge loan plus accrued interest and a related payment of $61,812. The amount under “All Other Compensation” for fiscal 2005 includes $1,980 for insurance premiums paid on behalf of Mr. McCann, reimbursement of medical expenses of $5,052, our contribution of $2,000 to the Employee Savings and Profit Sharing Plan, a dividend payment of $4,679 paid on vested restricted shares that includes interest earned, $61,812 for the forgiveness of a bridge loan plus accrued interest and a related payment of $61,812. The amount under “All Other Compensation” for fiscal 2004 includes $61,812 for the forgiveness of a bridge loan plus accrued interest, a related cash payment of $61,812 and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan.
(6)	William J. Rainey joined us as Senior Vice President, General Counsel and Secretary in March 2003. The amount shown under “Bonus” for fiscal 2006 reflects a bonus payment of $289,400 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2006. The amount shown under “Bonus” for fiscal 2005 includes a bonus payment of $177,946 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2005. The amount shown under “Bonus” for fiscal 2004 includes a sign-on bonus of $250,000. The amount under “All Other Compensation” for fiscal 2006 includes $1,820 for insurance premiums paid on behalf of Mr. Rainey, reimbursement of medical expenses of $3,763, and our contribution of $3,362 to the Employee Savings and Profit Sharing Plan. The amount under “All Other Compensation” for fiscal 2005 includes $1,638 for insurance premiums paid on behalf of Mr. Rainey, reimbursement of medical expenses of $3,427, and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan. The amount under “All Other Compensation” for fiscal 2004 includes $18,613 in relocation reimbursements, $1,818 for the reimbursement of medical and medical premium expenses and $865 contributed by us to the Employee Savings and Profit Sharing Plan.
(7)	Todd J. Vasos joined us as Senior Vice President – Marketing in December 2001, and was named our Senior Vice President – Chief Merchandising Officer in March 2005. The amount shown under “Bonus” for fiscal 2006 reflects a bonus payment of $247,437 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2006. The amount shown under “Bonus” for fiscal 2005 reflects a bonus payment of $115,066 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2005. The amount shown under “Bonus” for fiscal 2004 reflects a bonus payment of $28,242 based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2004. The amount shown under “All Other Compensation” for fiscal 2006 includes $2,160 for insurance premiums paid on behalf of Mr. Vasos, reimbursement of medical expenses of $7,246, our contribution of $3,362 to the Employee Savings and Profit Sharing Plan, $3,643 in value for the personal use of a company car, and a dividend payment of $6,160 paid on vested restricted shares that includes interest earned. The amount shown under “All Other Compensation” for fiscal 2005 includes $1,902 for insurance premiums paid on behalf of Mr. Vasos, reimbursement of medical expenses of $6,262, our contribution of $2,295 to the Employee Savings and Profit Sharing Plan, $2,724 in value for the personal use of a company car, and a dividend payment of $3,342 paid on vested restricted shares that includes interest earned. The amount shown under “All Other Compensation” for fiscal 2004 includes $10,000 for the forgiveness of a bridge loan plus accrued interest, $1,670 for insurance premiums paid on behalf of Mr. Vasos, reimbursement of medical expenses of $1,308, our contribution of $2,000 to the Employee Savings and Profit Sharing Plan, and $1,015 in value for the personal use of a company car.

STOCK OPTION GRANTS IN FISCAL 2006

We granted the following stock options to our Chief Executive Officer and our four other most highly compensated executive officers during the fiscal year ended January 26, 2006.

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of total options granted to employees in fiscal year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at assumed annual rates of stock price appreciation for option term(2)
					5% ($)	10% ($)
Warren F. Bryant	- 0 -	0%	N/A	N/A	$0	$0
Steven F. McCann	30,000	8.72%	$30.52	March 7, 2015	$1,491,416	$2,374,831
Bruce E. Schwallie	30,000	8.72%	$30.52	March 7, 2015	$1,491,416	$2,374,831
William J. Rainey	- 0 -	0%	N/A	N/A	$0	$0
Todd J. Vasos	20,000	5.81%	$30.52	March 7, 2015	$994,277	$1,583,220

(1)	All options have an exercise price per share equal to 100% of the fair market value of our common stock on the grant date. All options expire 10 years from the grant date and vest in four equal annual installments beginning one year after the grant date. We have not granted any stock appreciation rights.

(2)	As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for our common stock appreciates from the date of grant to the end of the option terms at the annual rates of 5% and 10%. These numbers are not estimates of our future stock price performance and are not necessarily indicative of our future stock price performance. If the price of our common stock does not increase above the exercise price, no value will be realizable from these options.

AGGREGATE OPTION EXERCISES IN FISCAL 2006

AND OPTION VALUES AS OF JANUARY 26, 2006

The following table sets forth stock option exercises during the fiscal year ended January 26, 2006 by, and option values as of January 26, 2006 to, our Chief Executive Officer and our four other most highly compensated executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Warren F. Bryant	0	0	265,000	250,000	$2,931,775	$2,252,125
Steven F. McCann	0	0	138,750	102,250	$1,452,837	$823,173
Bruce E. Schwallie	0	0	114,500	115,500	$1,237,565	$1,041,935
William J. Rainey	0	0	45,000	37,500	$726,150	$425,150
Todd J. Vasos	0	0	84,500	63,000	$898,715	$550,685

(1)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of our common stock on January 26, 2006 (the last day of trading for the fiscal year ended January 26, 2006), multiplied by the number of shares underlying the options. The closing price of our common stock on January 26, 2006, as reported on the New York Stock Exchange, was $34.76 per share.

Admission Ticket

LONGS DRUG STORES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 23, 2006

11:00 a.m. (PDT)

The Shadelands Arts Center

111 North Wiget Lane

Walnut Creek, California 94598

This ticket admits the named stockholder.

Photocopies will not be accepted. You may be asked for identification at the time of admission.

LONGS DRUG STORES CORPORATION

141 North Civic Drive

Walnut Creek, California 94596

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 23, 2006.

By signing this proxy, the undersigned revokes all prior proxies and appoints Warren F. Bryant, Steven F. McCann, William J. Rainey, and each of them, as proxies for the undersigned with the powers the undersigned would possess if personally present and with full power of substitution to act and to vote, as designated below, all the shares of the undersigned in Longs Drug Stores Corporation at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2006, at 11:00 a.m. (PDT), and any adjournment or postponement thereof. In the absence of instructions from the undersigned, my proxies will vote FOR all nominees in Proposal 1, will vote FOR Proposal 2 and will vote FOR Proposal 3. My proxies may vote according to their discretion on any other matters which may properly come before the Annual Meeting and all adjournments and postponements.

This proxy also provides voting instructions to the trustee of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan (the “Plan”). The trustee will vote as indicated on the reverse side of this proxy the shares of common stock credited to my account under the Plan.

See reverse for voting instructions.

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Company #

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 10:00 a.m. (PDT) on May 22, 2006.

Please have your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account available.

Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/ldg/ – QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 10:00 a.m. (PDT) on May 22, 2006.

Please have your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account available. If you do not have a U.S. SSN or TIN, please leave blank.

Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid, preaddressed envelope we have provided or return it to Longs Drug Stores Corporation, c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

PLEASE DETACH HERE.

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors: 01 Warren F. Bryant 02 Lisa M. Harper 03 Mary S. Metz, Ph.D.

04 Anthony G. Wagner Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote FOR Item 2.

2. Ratification of Deloitte & Touche LLP, our independent registered public accounting firm, for fiscal year ending January 25, 2007 FOR AGAINST ABSTAIN

The Board of Directors Recommends a Vote FOR Item 3.

3. Approval of amendments to our Articles of Restatement and our Amended Bylaws to provide for the annual election of all of our directors and to eliminate the supermajority vote requirement for reinstating a classified board FOR AGAINST ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark box.

Indicate changes below. If you plan to attend the Annual Meeting, please mark the WILL ATTEND box. WILL ATTEND

Dated:

Signature(s) in Box

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.